                                                                   EXHIBIT 10.34



                                LEASE AGREEMENT
                                by and between

                        CORPORATE PROPERTY ASSOCIATES 2
                                      and

                        CORPORATE PROPERTY ASSOCIATES 3
                                      as

                                   LANDLORD
                                      and

                                  CLEO, INC.
                                      as

                                    TENANT
                           Dated:  November 15, 1995

                               TABLE OF CONTENTS
                               -----------------


Lease Agreement

1.  Demise of Premises
2.  Certain Definitions
3.  Title and Conditions
4.  Use of Leased Premises; Quiet Enjoyment
5.  Term
6.  Rent
7.  Net Lease; Non-Terminability
8.  Payment of Impositions; Compliance with Law;
      Environmental Matters

9.  Liens; Recording and Title; Easements
10. Indemnification
11. Maintenance and Repair
12. Alterations
13. Condemnation
14. Insurance
15. Restoration; Reduction of Rent
16. Procedures Upon Purchase
17. Assignment and Subletting
18. Permitted Contests
19. Conditional Limitations; Default Provision
20. Additional Rights of Landlord
21. Notices 37
22. Estoppel Certificate
23. Surrender
24. Risk of Loss
25. No Merger of Title
26. Books and Records
27. Option to Purchase
28. Non-Recourse
29. Miscellaneous

List of Exhibits
- ----------------

Exhibit A                                        Description of Leased Premises

Exhibit B                                        List of Machinery and Equipment

Exhibit C                                                  Intentionally Omitted

Exhibit D                                                 Permitted Encumbrances

Exhibit E                                                  Intentionally Omitted

Exhibit F                                                          Rent Schedule

        LEASE AGREEMENT, executed the 15th day of November, 1995, between CORPORATE PROPERTY ASSOCIATES 2 and CORPORATE PROPERTY ASSOCIATES 3 (collectively, "Landlord"), both California limited partnerships with an address c/o W. P. Carey & Co., Inc., 50 Rockefeller Plaza, New York, New York 10020 and CLEO, INC. ("Tenant"), a Tennessee corporation with an address at 4025 Viscount, Memphis, Tennessee 38118.

        In consideration of the rents and provisions herein stipulated to be paid and performed, Landlord and Tenant hereby covenant and agree as follows:

         1.  Demise of Premises.  Landlord hereby demises and lets to Tenant,
             ------------------
and Tenant hereby takes and leases from Landlord, for the term or terms and upon the provisions hereinafter specified, the following described property which shall include the portions of items (i), (ii) and (iii) of this Paragraph 1 located therein or appertaining thereto (collectively the "Leased Premises"):
(i) the premises described in Exhibit "A" attached hereto and made a part hereof, together with the easements, rights and appurtenances thereunto belonging or appertaining (collectively, the "Land"); (ii) the buildings, structures and other improvements constructed and to be constructed on the Land (collectively, the "Improvements"); and (iii) that machinery and equipment installed in and upon the Improvements described in Exhibit "B" attached hereto, together with all additions and accessions thereto, substitutions therefor and replacements thereof permitted by this Lease (collectively, the "Equipment").

   2.  Certain Definitions.
       --------------------

      (a) "Additional Rent" shall mean Additional Rent as defined in Paragraph 6.

      (b) "Adjoining Property" shall mean all sidewalks, curbs, gores and vault spaces adjoining any of the Leased Premises.

      (c) "Alterations" shall mean all changes, additions, improvements or repairs to, all alterations, reconstructions, renewals or removals of and all substitutions or replacements for any of the Improvements or Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary.

      (d) "Assignments" shall mean any assignment of rents and lessor's interest in leases from Landlord to First Lender and such other assignments as are executed by Landlord.

      (e) "Basic Rent" shall mean Basic Rent as defined in Paragraph 6.

      (f) "Basic Rent Payment Dates" shall mean the Basic Rent Payment Dates as defined in Paragraph 6.

      (g) "Beginning CPI" shall mean the Beginning CPI as defined in Exhibit F.

      (h) "Casualty Termination Date" shall mean the Casualty Termination Date as defined in Paragraph 14(b).

      (i) "Closing Date" shall mean the Closing Date as defined in Paragraph 16(b).

      (j) "Condemnation" shall mean a Taking and/or a Requisition.

      (k) "Condemnation Termination Date" shall mean the Condemnation Termination Date as defined in Paragraph 13(b).

      (l) "Default Rate" shall mean the Default Rate as defined in Paragraph 6.

      (m) "Ending CPI" shall mean the Ending CPI as defined in Exhibit F.

      (n) "Environmental Law" shall mean whenever enacted or promulgated, any applicable federal, state, foreign and local law, statute, ordinance, rule, regulation, or code relating to pollution or protection of the environment or to health and safety, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of Hazardous Substances into the environment (including ambient air, surface water, groundwater, or land) and (ii) the processing, use, generation, treatment, storage, disposal, recycling, or remediation of Hazardous Substances or Hazardous Conditions.

      (o) "Environmental Violation" shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Substance at, upon, under, onto or within the Leased Premises, or from the Leased Premises to the environment, in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to Landlord, Tenant or First Lender, any Federal, state or local government or any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Substance at, upon, under or within the Leased Premises or which extends to any Adjoining Property in violation of any Environmental Law or in excess of any reportable quantity established under any Environmental Law or which could result in any liability to any Federal, state or local government or to any other Person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (C) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Substances in violation of any Environmental Laws, (d) any Hazardous Condition which results in any liability, cost or expense to Landlord or First Lender or any other owner or occupier of the Leased Premises, or which could result in a creation of a lien on the Leased Premises under any Environmental Law, or (e) any material violation of or noncompliance with any Environmental Law; provided, however, Environmental Violation shall not include any matter described in the foregoing clauses (a) through (e) of this definition that (i) arises out of or relates to a condition existing at the Leased Premises on the date of this Lease, (ii) arises or results from the migration of any Hazardous Substance onto the Leased Premises from any other property, or (iii) arises or accrues due to acts or omissions occurring prior to the date of this Lease.

      (p) "Event of Default" shall mean an Event of Default as defined in Paragraph 19(a).

      (q) "Final Payment" shall mean the final payment to Landlord of Net Proceeds or of a Net Award or of a Remaining Sum, as applicable, and "Final Payment Date" shall mean the first Basic Rent Payment Date occurring after said Final Payment.

      (r) "First Lender" shall mean the holder of a note or notes secured by a first priority mortgage encumbering the Leased Premises, or if there be more than one such holder, then the trustee for such holders or any other entity designated to act on their behalf; and "First Loan" shall mean the loan made by First Lender secured by the Mortgage, and evidenced by the First Note. Any other provision of this Lease to the contrary notwithstanding, so long as no First Lender exists to exercise such rights or give such consents, all rights and remedies granted to the First Lender under this Lease shall be deemed suspended and of no force and effect and neither Landlord nor Tenant shall have any obligation under this Lease to seek or obtain the prior consent, approval or waiver of the First Lender for any matter arising under or relating to this Lease unless a specific alternate procedure is set forth in any particular provision hereof in a case where there is no First Lender.

      (s) "First Note" shall mean a promissory note or notes from Landlord to First Lender, secured by the Mortgage and the Assignment to First Lender.

      (t) "Guarantor" shall mean CSS Industries, Inc., a Delaware corporation, the parent of Tenant, and its successors and assigns.

      (u) "Guaranty" shall mean the Guaranty and Suretyship Agreement in favor of Landlord, dated of even date herewith, executed by Guarantor, as the same may hereafter be amended.

      (v) "Hazardous Conditions" shall mean conditions of the environment, including soil, surface water, groundwater, subsurface strata or the ambient air, relating to or arising out of the use, handling, storage, treatment, recycling, generation, release, disposal, or threatened release of Hazardous Substances.

      (w) "Hazardous Substances" shall mean any pollutant, contaminant, hazardous or toxic substance, hazardous waste, or other chemicals, substances or materials subject to regulation under any Environmental Law.

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

      (x) "Impositions" shall mean the Impositions as defined in Paragraph 8.

      (y) "Institutional Investor" shall mean an insurance company, savings bank, trust company or commercial bank (acting as trustee under any trust or under any public or private indenture or otherwise), savings and loan association, real estate investment trust, pension fund, company or foundation having gross assets of more than $25,000,000, any government or any agency of any government or entity owned in substantial part by any government or agency thereof.

      (z) "Law" shall mean any constitution, statute or rule of law.

      (aa) "Legal Requirements" shall mean all present and future Laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency and all covenants, restrictions and conditions now or hereafter of record which may be applicable to Tenant or to any of the Leased Premises, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of any of the Leased Premises, even if compliance therewith necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises.

      (bb) "Mortgage" shall mean any first priority mortgage or deed of trust encumbering the Leased Premises.

      (cc) "Net Award" shall mean the entire award payable to Landlord by reason of a Condemnation, less any expenses incurred by Landlord in collecting such award.

      (dd) "Net Proceeds" shall mean the entire proceeds of any insurance required under clauses (i), (ii), (iv) and (v) of Paragraph 14(a), less any expenses incurred by Landlord in collecting such proceeds.

      (ee) "Offer Amount" shall mean Offer Amount as defined in Paragraph 13(b) and 14(h).

      (ff) "Permitted Encumbrances" shall mean all covenants, restrictions, reservations, liens, conditions and easements of record, together with those encumbrances permitted pursuant to Paragraph 9(d).

      (gg) "Remaining Sum" shall mean the Remaining Sum as defined in Paragraph 15(a).

      (hh)  "Rent Adjustment Date" shall mean January 1, 2002.

      (ii) "Replaced Equipment" shall mean the Replaced Equipment as defined in Paragraph 11.

      (jj) "Replacement Equipment" shall mean the Replacement Equipment as defined in Paragraph 11.

      (kk) "Requisition" shall mean any temporary requisition or confiscation of the use or occupancy of any of the Leased Premises by any governmental authority, civil or military, whether pursuant to an agreement with such governmental authority in settlement of or under threat of any such requisition or confiscation, or otherwise.

      (ll) "Retention Date" shall mean the date on which the amount of a Remaining Sum is finally determined.

      (mm) "Site Assessments" shall mean Site Assessments as defined in Paragraph 8(c).

      (nn) "Site Reviewers" shall mean Site Reviewers as defined in Paragraph 8(c).
      (oo) "State" shall mean the State or Commonwealth in which the Leased Premises are situate.

      (pp) "Taking" shall mean any taking, other than a Requisition, by a duly constituted governmental authority or agency having jurisdiction of any of the Leased Premises in or by condemnation or other eminent domain proceedings pursuant to any Law, general or special, or by reason of any agreement with any condemnor in settlement of or under threat of any such condemnation or other eminent domain proceeding, or by any other means, or any de facto condemnation.

      (qq)  "Term" shall mean the Term as defined in Paragraph 5.

      (rr)  "Termination Value" shall mean $15,000,000.


 3.  Title; Condition; Subordination.
     --------------------------------

     (a) The Leased Premises are demised and let subject to (i) the rights of any parties in possession of any of the Leased Premises, (ii) the existing state of title of the Leased Premises, including the Permitted Encumbrances, as of the commencement of the Term, (iii) any state of facts which an accurate survey or physical inspection of the Leased Premises might show, (iv) all Legal Requirements, including any existing violation of any thereof, and (v) the condition of the Leased Premises as of the commencement of the Term, without representation or warranty by Landlord; it being understood and agreed, however, that the recital of the Permitted Encumbrances herein shall not be construed as a revival of any thereof which for any reason may have expired. The provisions of this Paragraph 3(a) shall not be construed to preclude Tenant from enforcing any remedies it may have against Landlord by virtue of a determination that Landlord is in breach of or in default under a provision of this Lease, or against third parties other than Landlord or its successors by virtue of the existence of any Legal Requirement.

     (b) TENANT ACKNOWLEDGES THAT LANDLORD HAS NOT MADE AND WILL NOT MAKE ANY INSPECTION OF ANY OF THE LEASED PREMISES, AND LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PREMISES AS IS, AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, AS TO LANDLORD'S TITLE THERETO, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED PREMISES ARE OF ITS SELECTION AND TO ITS SPECIFICATIONS AND THAT THE LEASED PREMISES HAVE BEEN INSPECTED BY TENANT AND ARE SATISFACTORY TO IT. IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PREMISES OF ANY NATURE, WHETHER PATENT OR LATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT). THE PROVISIONS OF THIS PARAGRAPH 3(b) HAVE BEEN NEGOTIATED; AND THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PREMISES, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE. TENANT ALSO ACKNOWLEDGES THAT FOR PURPOSES OF THIS LEASE THE CONDITION OF THE LAND, THE IMPROVEMENTS AND THE EQUIPMENT COMPRISING THE LEASED PREMISES ARE DEEMED TO HAVE BEEN IN GOOD CONDITION AND REPAIR ON JANUARY 25, 1982. TENANT FURTHER ACKNOWLEDGES THAT LANDLORD HAS NO OBLIGATION TO MAINTAIN OR REPAIR

THE LEASED PREMISES AND THAT TENANT HAS THE SOLE OBLIGATION TO DO SO AS MORE PARTICULARLY SET FORTH HEREIN.

     (c) Tenant represents to Landlord that Tenant has found the state of title to the Leased Premises to be satisfactory for the purposes contemplated hereby, and acknowledges that title is in Landlord and that Tenant has only those rights with respect to the Leased Premises as provided in this Lease. Tenant further acknowledges and represents to Landlord that to the best of Tenant's knowledge,
(i) the Improvements conform to all Legal Requirements and all requirements of the carriers of all insurance on any of the Leased Premises, (ii) all necessary easements have been obtained, (iii) all contractors and subcontractors have been fully paid and all material and supplies have been fully paid for, (iv) the Improvements have been fully completed in a workmanlike manner of first class quality, and (v) all Equipment has been installed and is fully operative. If any of the foregoing representations prove to be incorrect, Tenant acknowledges that it is Tenant's obligation and responsibility to remedy any problem resulting therefrom or relating thereto.

     (d) Landlord hereby assigns, without recourse or warranty whatsoever, to Tenant all warranties, guarantees and indemnities, express or implied, and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Leased Premises, including any rights and remedies existing under contract or pursuant to the Uniform Commercial Code. Such assignment shall remain in effect so long as no Event of Default exists hereunder or until the termination of this Lease. Landlord hereby agrees to execute and deliver at Tenant's expense such further documents, including powers of attorney, as Tenant may reasonably request (and which, in the good faith judgment of Landlord, do not adversely affect a substantial general interest of Landlord) in order that Tenant may have the full benefit of the assignment effected or intended to be effected by this Paragraph 3(d).

     (e) Landlord represents to Tenant that on the date of execution of this Lease there exists no Mortgage encumbering the Leased Premises. Notwithstanding the foregoing, this Lease automatically shall be subject and subordinate to the lien of any Mortgage hereafter placed upon the Leased Premises on condition that the holder of the Mortgage agrees in writing not to disturb Tenant in its rights, use and possession of the Leased Premises under this Lease or to terminate this Lease, except to the extent permitted to Landlord by the terms of this Lease, notwithstanding the foreclosure or the enforcement of the Mortgage.

 4.  Use of Leased Premises; Quiet Enjoyment.
     ---------------------------------------

     (a) Tenant may occupy and use the Leased Premises for any lawful purpose, provided that no Alterations may be made except in accordance with Paragraph 12, no Equipment may be removed from the Leased Premises except in accordance with Paragraphs 11(C), 13(d) and 14(h), and such use will not otherwise violate any provision of this Paragraph 4. Tenant shall not permit any unlawful occupation, business or trade to be conducted on any of the Leased Premises or any use to be made thereof contrary to any applicable Legal Requirement. Tenant shall not use or occupy or permit any of the Leased Premises to be used or occupied, nor do or permit anything to be done in or on any of the Leased Premises, in a manner which would or might (i) violate any certificate of occupancy affecting any of the Leased Premises, (ii) make void or voidable any insurance then in force with respect to any of the Leased Premises, (iii) make it difficult or impossible to obtain fire or other insurance which Tenant is required to furnish hereunder,
(iv) cause structural injury to any of the Improvements, or (v) constitute a public or private nuisance or waste.

     (b) Subject to the provisions of Paragraphs 3 and 7(b), so long as no Event of Default exists hereunder, Landlord covenants that neither Landlord nor anyone rightfully claiming by, through or under Landlord, shall do any act to disturb the peaceful and quiet occupation and enjoyment of the Leased Premises, provided that Landlord may enter upon and examine any of the Leased Premises at reasonable times upon reasonable prior written notice to Tenant.

 5.  Term.
     ----

     (a) Subject to the provisions hereof, Tenant shall have and hold the Leased Premises for an initial term (the "Term") commencing on the date hereof and ending on December 31, 2005.

If all Basic Rent for the entire Term, all Additional Rent and all other sums due hereunder shall not have been fully paid on the latter date, the Term shall automatically be extended until all said sums shall have been fully paid. Landlord shall have the right during the last twelve months of the Term to (i) advertise the availability of the Leased Premises for sale or for reletting and to erect upon the Leased Premises signs indicating such availability (provided that such signs do not unreasonably interfere with the use of the Leased Premises by Tenant), and (ii) show the Leased Premises to prospective purchasers or tenants at such reasonable times during normal business hours as Landlord may select.

     (b) Landlord hereby grants to Tenant the right at Tenant's option to extend the Term of this Lease for two (2) separate and additional periods of five (5) years each after the expiration of the initial term hereof (each additional five-year period is hereinafter referred to as a "renewal term"). Each such renewal term shall be subject to all the terms and conditions of this Lease as if the Term originally included such renewal term, except that Basic Rent during such renewal periods shall be calculated as set forth on Exhibit F, Section B. Upon the exercise of any such option, the Term shall include such renewal term therein. Tenant may exercise each of its options to extend the Term only by giving written notice of such extension to Landlord no earlier than twenty-four
(24) months and no later than twelve (12) months prior to the expiration of the Term then in effect. Each renewal option may not be exercised if an Event of Default has occurred and is continuing on the date notice of the renewal is given to Landlord. In addition, the then current term may not be extended if, on the date the term is to be extended, an Event of Default has occurred and is continuing but Landlord may, in its sole discretion and without the consent of Tenant, waive such condition.

 6.  Rent.
     ----

     (a) Tenant shall pay to Landlord, as rent for the Leased Premises during the Term, the amounts determined in accordance with the schedule contained in Exhibit "F" attached hereto ("Basic Rent"), in advance, commencing on the first day of the first month next following the date hereof and continuing on the first day of each month thereafter during the Term (the said days being called the "Basic Rent Payment Dates"), and shall pay the same at Landlord's address set forth above, or at such other place or to such other person as Landlord from time to time may designate to Tenant in writing, by check such that funds will be available in payment of said check on or before the date Basic Rent is due and in moneys which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America. Pro rata Basic Rent shall be due for the period from the date hereof through the last day of November, 1995 and shall be paid contemporaneously with the execution of this Lease by Tenant.

     (b) Tenant shall pay and discharge when the same shall become due, as additional rent, all other amounts and obligations whether payable to Landlord or others ("Additional Rent") which Tenant assumes or agrees to pay or discharge pursuant to this Lease (except that amounts payable as liquidated damages pursuant to Paragraph 19(b)(4) shall not constitute Additional Rent), together with every fine, penalty, interest and cost which may be added for non-payment or late payment thereof. In the event of any failure by Tenant to pay or discharge any of the foregoing, Landlord shall have all rights, powers and remedies provided herein, by law or otherwise, in the event of non-payment of Basic Rent.

     (c) If any installment of Basic Rent is not paid on the due date thereof, Tenant shall pay to Landlord immediately and without demand an amount equal to four percent of the amount of such installment. In addition, Tenant shall pay to Landlord on demand interest at the maximum legal rate permitted to be collected under applicable law from time to time (the "Default Rate") on all installments of Basic Rent more than one month past due, commencing on the Basic Rent Payment Date next succeeding the Basic Rent Payment Date on which said installment was originally due, and on all amounts of Additional Rent owed to Landlord from the due date thereof until paid in full and on all amounts of Additional Rent relating to obligations which Landlord shall have paid on behalf of Tenant, from the date of payment thereof, until paid in full.

 7.  Net Lease; Non-Terminability.
     ----------------------------

     (a) This is a net lease and Basic Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid without notice or demand, and without set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense.

     (b) Except as otherwise expressly provided in this Lease, (aa) this Lease shall not terminate, (bb) Tenant shall not have any right to terminate this Lease during the Term, (cc) Tenant shall not be entitled to any set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease, and (dd) the obligations of Tenant under this Lease shall not be affected by any interference with Tenant's use of any of the Leased Premises for any reason, including the following: (i) any damage to or destruction of any of the Leased Premises by any cause whatsoever, (ii) any Condemnation, (iii) the prohibition, limitation or restriction of Tenant's use of any of the Leased Premises, (iv) any eviction by paramount title or otherwise, (v) Tenant's acquisition of ownership of any of the Leased Premises other than pursuant to an express provision of this Lease, (vi) any default on the part of Landlord hereunder or under any other agreement, (vii) any latent or other defect in, or any theft or loss of, any of the Leased Premises, (viii) the breach of any warranty of any seller or manufacturer of any of the Equipment,
(ix) any violation of Paragraph 4(b) by Landlord, or (x) any other cause, whether similar or dissimilar to the foregoing, any present or future Law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that Basic Rent, Additional Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events (or, in lieu thereof, Tenant shall pay amounts equal thereto), and that the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated pursuant to an express provision of this Lease.

     (c) Tenant agrees that it shall remain obligated under this Lease in accordance with its provisions and that, except as otherwise expressly provided herein, it shall not take any action to terminate, rescind or avoid this Lease, notwithstanding (i) the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord, (ii) the exercise of any remedy, including foreclosure, under the Mortgage, or (iii) any action with respect to this Lease (including the disaffirmance hereof) which may be taken by any trustee, receiver or liquidator of Landlord or by any court.

     (d) Except as expressly provided for in this Lease, Tenant waives all rights which may now or hereafter be conferred by law (i) to quit, terminate or surrender this Lease or any of the Leased Premises, or (ii) to any set-off, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense of or to Basic Rent, Additional Rent or any other sums payable under this Lease.

     (e) Nothing in this Paragraph 7 shall be construed to preclude Tenant from enforcing such remedies as it may have against Landlord or third parties arising by virtue of a determination that Landlord is in breach of or default under a provision of this Lease, other than those remedies specifically waived.

 8.  Payment of Impositions; Compliance with Law; Environmental Matters.
     ------------------------------------------------------------------

     (a) Subject to the provisions of Paragraph 18 relating to contests, Tenant shall, before interest or penalties are due thereon, pay and discharge all taxes of every kind and nature (including real and personal property, sales, use, income, franchise, withholding, profits and gross receipts taxes), all charges for any easement or agreement maintained for the benefit of any of the Leased Premises, all general and special assessments, levies, permits, inspection and license fees, all water and sewer rents and charges, all ground rents, and all other public charges whether of a like or different nature, even if unforeseen or extraordinary, imposed upon, or in respect of or be measured by or become a lien upon, or assessed against (i) Landlord or Tenant as a result of the acquisition, use, or leasing of the Leased Premises or any portion thereof, (ii) any of the Leased Premises or (iii) arising in respect of the occupancy, use or possession thereof or any activity conducted on the Leased Premises or any part thereof, or the Basic Rent or Additional Rent (including, without limitation, any gross income tax or excise tax levied by any governmental body on or with respect to the receipt of such Basic Rent or Additional Rent [computed as if such Basic Rent or Additional Rent or Landlord's income from the Leased Premises were the only income of Landlord (collectively, the "Impositions").

       Nothing herein shall obligate Tenant to pay (i) franchise, capital stock or similar taxes, if any, of Landlord, and assessments, levies and liens arising therefrom, (ii) transfer, income, profits or revenue taxes and assessments, levies and liens arising therefrom, other than any gross receipts or gross income taxes imposed or levied upon or measured by Basic Rent, Additional Rent or other sums payable by Tenant pursuant to this Lease, or (iii) any estate, inheritance, succession, gift, capital levy or similar tax, unless the taxes referred to in clauses (i) and (ii) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Premises which, if such other tax or assessment were in effect, would be payable by Tenant. In the event that any assessment against any of the Leased Premises may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which become due and payable during the Term. Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions. If any such reports require information from Landlord not available to or known by Tenant, or signatures of Landlord, Tenant shall request same from Landlord and upon obtaining such information from Landlord, shall prepare and file such tax reports. Tenant shall deliver to Landlord, with the affidavit of the chief financial officer of Tenant required under Paragraph 26, copies of real estate tax notices, bills and/or assessments relating to the Leased Premises and evidence of payment of same.

     (b) Tenant shall promptly comply with and conform to all of the Legal Requirements (including all Environmental Laws but not including any matter expressly excluded from the definition of Environmental Violation), subject to the provisions of Paragraph 18 hereof.

     (c) Upon prior reasonable written notice from Landlord, Tenant shall permit such persons as Landlord may designate ("Site Reviewers") to visit the Leased Premises during normal business hours and perform, as agents of Landlord, in a manner that does not unduly interfere with Tenant's business operations, environmental site investigations and assessments ("Site Assessments") on the Leased Premises for the purpose of determining whether there exists on the Leased Premises any Environmental Violation or any condition which could result in any Environmental Violation. Such Site Assessments may include both above and below the ground testing for Environmental Violations and such other tests as may be necessary, in the opinion of the Site Reviewers, to conduct the Site Assessments. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Leased Premises in the possession or control of Tenant as may be reasonably requested by the Site Reviewers to facilitate the Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters. The cost of performing and reporting Site Assessments shall be paid by Landlord, except if performed pursuant to Paragraph 8(d) hereof.

     (d) If Tenant fails to correct any Environmental Violation which occurs or is found to exist, Landlord shall have the right (but no obligation) at Tenant's sole cost and expense to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation including, without limitation, the right to perform Site Assessments.

     (e) Tenant shall notify Landlord as expeditiously as possible after becoming aware of any Environmental Violation (or alleged Environmental Violation) or noncompliance with any of the covenants contained in this Paragraph 8 and shall forward to Landlord immediately upon receipt thereof copies of all orders, reports, notices, permits, applications or other communications relating to any such violation or noncompliance.

     (f) All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party to not at any time (i) cause any Environmental Violation to occur or (ii) permit any Person occupying the Leased Premises through said subtenant or concessionaire to cause any Environmental Violation to occur.

 9.  Liens; Recording and Title; Easements.
     -------------------------------------

     (a) Tenant shall not, directly or indirectly, create or permit to be created or to remain, and shall promptly discharge, any lien on any of the Leased Premises or Basic Rent, Additional

Rent or any other sums payable by Tenant under this Lease, other than (i) the Mortgage, (ii) this Lease and any subleases hereunder, (iii) the Assignment,
(iv) the Permitted Encumbrances, (v) any mortgage, lien, encumbrance or other charge created by or resulting from any act or omission of Landlord and (vi) liens for Impositions not yet payable or being contested as permitted pursuant to Paragraph 8. The existence of any mechanics', laborers', materialmen's, suppliers' or vendors' liens or any right in respect thereof shall not constitute a violation of' this Paragraph 9 if discharged within sixty (60) days of completion of the labor or services or delivery of the materials which gave rise to imposition of said liens. NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT, OR TO ANYONE HOLDING ANY OF THE LEASED PREMISES THROUGH OR UNDER TENANT, AND THAT NO MECHANICS' OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF LANDLORD IN AND TO ANY OF THE LEASED PREMISES.

     (b) Tenant shall execute, deliver and record, file or register from time to time all such instruments as may be required by any present or future Law in order to evidence the respective interests of Landlord and Tenant in any of the Leased Premises, and shall cause this Lease, or a memorandum of this Lease, and any supplement hereto or to such other instrument, if any, as may be appropriate, to be recorded, filed or registered and re-recorded, refiled or re-registered in such manner and in such places as may be required by any present or future Law in order to publish notices and protect the validity of this Lease.

     (c) Nothing in this Lease and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or to make any agreement which may create, give rise to, or be the foundation for, any right, title, interest or lien in or upon the estate of Landlord in any of the Leased Premises.

     (d) Landlord agrees from time to time at the request of Tenant (but at Tenant's sole cost and expense) (i) to grant easements, licenses, rights of way and other rights and privileges in the nature of easements for gas, electric, telephone and other utilities for the purpose of serving the Leased Premises, provided such easements shall, in the reasonable opinion of First Lender, have no more than a de minimis adverse effect on the value of the Leased Premises,
(ii) to release similar existing utility easements and appurtenances which are for the benefit of the Leased Premises, and (iii) to execute and deliver any instrument necessary or appropriate to confirm such grants or releases to any person, with or without consideration but only in each case upon obtaining the prior approval of First Lender described in (i) above and delivery of (x) a certificate of the President or a Vice President of Tenant stating that such grant or release is not detrimental to the proper conduct of the business of Tenant, the consideration, if any, being paid for such grant or release, and that such consideration is being paid to Tenant and that such grant or release does not materially impair the use of the Leased Premises for the purposes for which it is then held by Tenant or materially impair its value; and (y) a duly authorized undertaking of Tenant, in form and substance satisfactory to Landlord, to the effect that Tenant will remain obligated under the terms of this Lease to the same extent as if such easement, license, right of way or other right or privilege had not been granted or released, and that Tenant will perform all obligations of the grantor or releasor under such instrument of grant or release.

10.  Indemnification.  (a)   Tenant agrees to pay, protect, indemnify, save
     ---------------
and hold harmless Landlord from and against any and all liabilities, losses, damages, penalties, costs, expenses (including all reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature whatsoever, howsoever caused, arising from (i) any of the Leased Premises or Adjoining Property or the use, non-use, occupancy, condition, design, construction, maintenance, repair or rebuilding of any of the Leased Premises or Adjoining Property, and any injury to or death of any person or any loss of or damage to any property in any manner arising therefrom, connected therewith or occurring thereon, whether or not Landlord has or should have knowledge or notice of the defect or conditions, if any, causing or contributing to said injury, death, loss, damage or other claim, (ii) any violation by Tenant of any provision of this Lease or of any contract or agreement to which Tenant is a party or of any Legal Requirement or Permitted Encumbrance, (iii) any Environmental Violation; or (iv) any other cause, provided, however, if any such liability, loss, damage, penalty, cost or expense, cause of action, suit, claim, demand or judgment results from any tortious act or omission of Landlord, its agents or employees, or if any such act or omission is determined to be a breach or default by Landlord under this Lease, the foregoing indemnity of Tenant shall apply only to the extent of the insurance coverage maintained (or required to be maintained, if greater) by Tenant pursuant to the provisions of Paragraph 14 of this Lease.

     (b) In case any action or proceeding is brought against Landlord by reason of any such claim, (i) Tenant may, except in the event of a conflict of interest or a dispute between Tenant and Landlord during the continuance of an Event of Default, retain its own counsel and defend such action (it being understood that Landlord may, at Landlord's sole cost and expense, employ counsel of its choice to monitor the defense of any such action) and (ii) Landlord shall notify Tenant to resist or defend such action or proceeding by retaining counsel reasonably satisfactory to Landlord, and Landlord will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant.

     (c) The obligations of Tenant under this Paragraph 10 shall survive any termination, expiration or rejection in bankruptcy of this Lease. The obligations of Tenant under this Paragraph 10 shall also apply whether or not the act or omission giving rise to such indemnification occurred prior to the date of this Lease, except for indemnification obligations relating to Environmental Violations (which by definition arise only due to acts or omissions arising after the date hereof).

11.  Maintenance and Repair.
     ----------------------

     (a) Tenant shall at all times, including any Requisition period or any period of occupancy by others, maintain the Leased Premises and the Adjoining Property in good repair and appearance and, shall maintain the Equipment in good mechanical condition, except for ordinary wear and tear, and shall promptly make all Alterations (substantially equivalent in quality and workmanship to the original work) of every kind and nature, whether foreseen or unforeseen, which may be required to be made upon or in connection with any of the Leased Premises in order to keep and maintain the Land and Improvements in as good repair and appearance as they were on January 25, 1982, and the Equipment in as good mechanical condition as it was originally, except for ordinary wear and tear on such Land, Improvements and Equipment. Tenant shall do or cause others to do all shoring of the Leased Premises or Adjoining Property or of foundations and walls of the Improvements and every other act necessary or appropriate for the preservation and safety thereof, by reason of or in connection with any excavation or other building operation upon any of the Leased Premises or Adjoining Property, whether or not Landlord shall, by any Legal Requirement, be required to take such action or be liable for failure to do so. Landlord shall not be required to make any Alteration, whether foreseen or unforeseen, or to maintain any of the Leased Premises or Adjoining Property in any way, and Tenant hereby expressly waives the right to make Alterations at the expense of Landlord, which right may be provided for in any Law now or hereafter in effect.

     (b) In the event that any Improvement, now or hereafter constructed, shall encroach upon any property, street or right-of-way adjoining any of the Leased Premises or Adjoining Property, shall violate the provisions of any restrictive covenant affecting any of the Leased Premises, shall hinder or obstruct any easement or right-of-way to which any of the Leased Premises is subject, or shall impair the rights of others in, to or under any of the foregoing then, promptly after written request of Landlord, Tenant shall either (i) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation, hindrance, obstruction or impairment, whether the same shall affect Landlord, Tenant or both, or (ii) take such action as shall be necessary to remove such encroachments, hindrances or obstructions and to end such violations or impairments, including, if necessary, and if and to the extent permitted by First Lender an Alteration. Any such Alteration shall be made in conformity with the provisions of Paragraph 12.

     (c) Landlord shall have the right, upon notice to Tenant (or without notice in case of emergency), to enter upon any of the Leased Premises for the purpose of making any Alterations which may be necessary by the occurrence of an Event of Default by reason of Tenant's failure to comply with the provisions of subparagraphs (a) and (b) of this Paragraph 11. Except in case of emergency, the right of entry shall be exercised at reasonable times and at reasonable hours. The cost of any such entry together with the cost of all such Alterations shall be Additional Rent; and Tenant shall pay the same to Landlord, together with interest thereon at the Default Rate from the time of payment by Landlord until paid by Tenant, immediately upon written demand therefor and upon submission of evidence of Landlord's payment of such costs.

     (d) Tenant shall, from time to time, replace with other operational equipment or parts (the "Replacement Equipment") any of the Equipment (the "Replaced Equipment") which shall have (i) become worn out, obsolete or unusable for the purpose for which it is intended, (ii) been taken by a Condemnation as provided in Paragraph 13(d) to the extent Replacement Equipment is required to service the portion of the Improvements remaining after such Condemnation, or
(iii) been lost, stolen, damaged or destroyed as provided in Paragraph 14(h); provided, however, that the Replacement Equipment shall (l) be in good operating condition, (2) have a value and useful life at least equal to the value and estimated useful life of the Replaced Equipment immediately prior to the time that the Replaced Equipment had become so worn out, obsolete or unusable, so taken, or so lost, stolen, damaged or destroyed, and (3) be suitable for a use which is the same or similar to that of the Replaced Equipment. All Replacement Equipment shall become the property of Landlord, shall be free and clear of all liens and rights of others except for the Mortgage and the Permitted Encumbrances and shall become a part of the Equipment to the same extent as the Replaced Equipment had been. If so requested by Landlord in writing, Tenant shall cause to be executed and delivered to Landlord, effective as of the expiration of the applicable Term or the sooner termination of this Lease, an invoice, bill of sale or other appropriate instrument evidencing the transfer or assignment to Landlord of all estate, right, title and interest of Tenant or any other party in and to the Replacement Equipment, free from all liens and other exceptions to title except as aforesaid; and Tenant shall pay all taxes, fees, costs and other expenses that may become payable as a result thereof. At the expiration of the Term or the sooner termination of this Lease, the Equipment shall be in good operating condition, ordinary wear and tear excepted.

     (e) Tenant acknowledges that it has been advised by Gibson Greetings, Inc., a prior tenant of the Leased Premises pursuant to a Lease Agreement dated January 25, 1982, that expired contemporaneously with the execution of this Lease, that the roof over certain portions of the Improvements is anticipated to need major repairs within the next few years. Tenant further acknowledges that Paragraph 11(a) of this Lease obligates Tenant, and not Landlord, to maintain the roof in as good repair and appearance as it was on January 25, 1982, ordinary wear and tear excepted. Tenant has requested that Landlord grant Tenant a period of six (6) months following the date of this Lease ("Roof Evaluation Period") to evaluate the condition of the roof and to identify those areas of the roof that are not presently in good condition and are in need of repair. Prior to the expiration of the Roof Evaluation Period, Tenant shall (i) notify Landlord in writing of the results of Tenant's evaluation of the condition of the roof and of Tenant's intended action including with such notice a copy of the contractor proposal accepted by Tenant; (ii) commence all necessary roof repair work; and (iii) thereafter promptly and with due diligence complete the same. All such work shall be done at Tenant's sole cost and expense in a good and workmanlike manner and in conformity with the requirements of this Lease. Landlord agrees Athat during the Roof Evaluation Period Landlord shall not assert that the Tenant is in default of its obligation to maintain and repair the roof as expressed in this Lease. Such forebearance by Landlord is expressly without prejudice to Landlord's rights and remedies under this Lease following the expiration of the Roof Evaluation Period on May 15, 1996.

12.  Alterations.  (a) Tenant shall at its expense, from time to time, have
     -----------
the right to make Alterations, construct upon the Land additional Improvements, install equipment in the Improvements or accessions to the Equipment, and in the course of same demolish portions or all of existing improvements provided that
(aa) the proposed Alterations, additions or other improvements or equipment or accessions thereto shall not reduce the value of the Leased Premises or its usefulness, (bb) all such Alterations, construction and installations shall be performed in a good and workmanlike manner, (cc) all such Alterations, construction and installations shall be expeditiously completed in compliance with all Legal Requirements, (dd) all work done in connection with any such Alteration, construction or installation shall comply with the requirements of any insurance policy required to be maintained by Tenant hereunder, (ee) Tenant shall promptly pay all costs and expenses of any such Alteration, construction or installation and shall discharge all liens filed against any of the Leased Premises arising out of the same, (ff) Tenant shall procure and pay for all permits and licenses required in connection with any such Alteration, construction or installation, (gg) all such Alterations, construction and installations shall be the property of Landlord and shall be subject to this Lease, (hh) Tenant shall obtain in advance the written consent, which consent shall not be unreasonably withheld, of Landlord and First Lender for all improvements in excess of 5% of the

Termination Value for the respective Leased Premises and (ii) Tenant shall comply, to the extent requested by Landlord, with the provisions of Paragraph 12(c) below.

     (b) Tenant may, at its expense, install and remove additional equipment and machinery used or useful in Tenant's business, which equipment and machinery shall remain the property of Tenant and not become part of the real estate, provided that Tenant agrees in connection with any installation of additional equipment or machinery, to comply with the provisions of subsections (aa), (bb),
(cc), (dd), (ee), and (ff) of Paragraph 12(a) above. Any equipment of Tenant not removed by Tenant within 15 days after the expiration or earlier termination of this Lease shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without first giving notice thereof and without obligation to account therefor. Tenant agrees to pay all costs and expenses incurred in removing, storing and disposing of Tenant's equipment. Tenant will repair, at its expense, all damage to the Leased Premises caused by removal of Tenant's equipment whether effected by Landlord or Tenant. Landlord shall not be responsible for any loss or damage to Tenant's equipment under any circumstances. Landlord shall, from time to time upon Tenant's written request, execute appropriate documents for the benefit of equipment lenders or lessors confirming the provisions of this Paragraph 12(b).

     (c) If the estimated cost of such Alterations is equal to or exceeds $250,000, (i) prior to commencement of restoration, the architects, contracts, contractors, plans and specifications for the Alterations shall have been approved by Landlord which approval shall not be unreasonably withheld, and Landlord shall be provided with mechanics' lien insurance or such other reasonable assurance against mechanics' liens, accrued or inchoate, as Landlord shall require and acceptable performance and payment bonds, which are in an amount and form and have a surety reasonably acceptable to Landlord, and name Landlord and First Lender each as additional obligees; and (ii) at the time construction of any Alteration is proposed to commence, no Event of Default or event which would constitute an Event of Default by notice or grace period or both shall exist and no mechanics' or materialmen's liens shall have been filed and remain undischarged except as permitted pursuant to Paragraph 9(a) above.

13.  Condemnation.
     ------------

     (a) Tenant, immediately upon obtaining knowledge of the institution of any proceeding for Condemnation, shall notify Landlord thereof and Landlord shall be entitled to participate, with Tenant in any Condemnation proceeding at Tenant's expense. Subject to the provisions of this Paragraph 13 and Paragraph 15, Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant is or may be entitled by reason of any Condemnation, whether the same shall be paid or payable for Tenant's leasehold interest hereunder or otherwise but nothing in this Lease shall impair Tenant's right to any award or payment on account of Tenant's trade fixtures, equipment or other tangible property, moving expenses, loss of business and the like, if available, to the extent Tenant shall have a right to make a separate claim therefor against the appropriate governmental authority, but in no event shall any such separate claim be based upon the value of Tenant's leasehold interest. To the extent of such right Tenant shall not be deemed to have assigned the same to Landlord.

     (b) If (i) the entire Leased Premises or (ii) any substantial portion of the Leased Premises, which portion, in Tenant's judgment, is sufficient to render the remaining portion thereof unsuitable or uneconomic for the use of Tenant or any other tenant to which the Leased Premises might be leased, shall be taken by a Taking or (iii) First Lender shall retain the Net Award pursuant to the Assignment, then Tenant shall, in the case of (i) above and may, in the case of (ii) and (iii) above, not later than thirty (30) days after any such Taking, give notice to Landlord of its intention to terminate this Lease on any Basic Rent Payment Date specified in such notice, which date (the "Condemnation Termination Date") shall not be prior to the actual date of the vesting of title in the condemning authority. Such notice shall contain (1) an irrevocable offer of Tenant to purchase the remaining portion of the Leased Premises, (or in the case of a Taking of the entire Leased Premises, the Net Award payable in connection with such Taking or the right to receive the same when made, if payment thereof has not yet been made) on the Condemnation Termination Date at an amount (the "Offer Amount") not less than the Termination Value for the Leased Premises, and (2) in the event that Tenant seeks to terminate this Lease pursuant to clause (ii) of this paragraph 13(b), a certificate of Tenant, signed by the President or a Vice President thereof, stating that the portion of the Leased Premises so taken is sufficient to fulfill the conditions set forth in clause (ii) of this Paragraph 13(b) and certifying that Tenant will forever abandon operations on the remainder of the Leased Premises.

       Tenant agrees that no rejection of an offer hereunder shall be effective for any purpose unless consented to by First Lender. If Landlord shall reject such offer by notice to Tenant containing the written consent of First Lender to such rejection not later than the twentieth day prior to the Condemnation Termination Date, then upon (i) payment of all installments of Basic Rent, Additional Rent and any other charges then due and unpaid and (ii) compliance by Tenant with all its other obligations and liabilities under this Lease which have arisen on or prior to the Condemnation Termination Date, this Lease shall terminate as to the entire Leased Premises, and Tenant shall immediately vacate and have no further right, title or interest in or to any of the Leased Premises and the Basic Rent Installments shall abate as of the Condemnation Termination Date and Tenant shall receive a refund of any Basic Rent paid by Tenant which is attributable to the period following the Condemnation Termination Date.

       Unless Landlord shall have rejected such offer by the foregoing notice to Tenant not later than the twentieth day prior to the Condemnation Termination Date, Landlord shall be conclusively presumed to have accepted such offer. On the Condemnation Termination Date, Tenant shall pay to Landlord the Offer Amount and, provided an Event of Default does not exist hereunder, Landlord shall convey to Tenant or its designee the remaining portion of the Leased Premises, if any, in accordance with the provisions of Paragraph 16, at the option of Tenant, and Landlord shall (i) assign to Tenant or its designee its entire interest in and to the Net Award; (ii) deliver to Tenant such Net Award or any part thereof which shall have been received by Landlord; or (iii) credit the full amount of the Net Award against the Offer Amount.

       Commencing on any Condemnation Termination Date, the installments of Basic Rent shall be reduced by the amount equal to the product of the Basic Rent payable immediately prior to such Taking multiplied by a fraction, the numerator of which shall be the amount of the Net Award so retained and the denominator of which shall be the sum of the then Termination Values for the Leased Premises or portion thereof remaining after all prior reductions in Basic Rent pursuant to this Paragraph 13 or Paragraph 15.

     (c) In the event of any Condemnation of any of the Land or Improvements which does not result in a Termination of this Lease, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder, except as specifically provided in this subparagraph (C). Subject to the requirements of Paragraph 15, the Net Award of such Condemnation shall be retained by Landlord and, promptly after such Condemnation and payment of the Net Award to Landlord, Tenant, in conformity with the provisions of Paragraph 11(a), shall commence and diligently continue to restore the Land and Improvements as nearly as possible to their value, condition and character immediately prior to such Condemnation.

     Upon the Final Payment to Landlord of the Net Award of a Taking which falls within the provisions of this subparagraph (C), then Landlord shall make the Net Award available to Tenant for restoration, in accordance with the provisions of clauses (i) through (iv) Paragraph 15(a). If after Tenant restores as aforesaid a surplus remains from the Net Award, such surplus shall be retained by Landlord and each installment of Basic Rent after the Final Payment Date shall be reduced, in accordance with the provisions of Paragraph 15(b).

     In the event of a Requisition of any of the Land or Improvements, the Term shall not be reduced or affected in any way and Tenant shall continue to pay in full all Basic and Additional Rent stipulated in this Lease. Tenant shall be entitled to receive the entire Net Award; provided, however, that:

     (i) If the Requisition is for a period not extending beyond the Term and if such Net Award is made in a lump sum, the same shall be held in an interest-bearing investment or account approved by Tenant, Landlord and any First Lender by Chicago Title Insurance Company as condemnation trustee, as a fund which shall be withdrawn by Tenant on a pro rata basis (such proration to take into account the estimated amount of any future increases in Basic Rent which are to occur during the period of such Requisition and to allow a proportionate amount of interest accumulated to date to be withdrawn) on each Basic Rent Payment Date over the same time period as such Requisition, provided that if such Requisition results in changes or Alterations to the Leased Premises that would necessitate an expenditure to restore the Leased Premises to its former condition, then Tenant shall make such restorations and a portion of the Net Award sufficient to pay the cost thereof shall be paid to Tenant in the manner specified in clauses (i) through
(iv) of Paragraph 15(a) over the course of such restoration.

     (ii) If the Requisition is for a period extending beyond the Term of this Lease, the Net Award shall be apportioned on a present value basis between Landlord and Tenant as of the stated expiration date of the Term and Tenant's share thereof, if paid in a lump sum, shall be paid to the aforesaid condemnation trustee and applied in accordance with the provisions of clause (i) above; provided, however, that the portion of any Net Award required to pay for restoration, on a present value basis, shall remain the property of Landlord if the Term shall expire prior to such restoration.

     (d) If any of the Equipment shall be taken by a Condemnation other than a Condemnation which falls within the provisions of Paragraph 13(b), the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder. Tenant shall, whether or not the Net Award is sufficient for the purpose in addition to the other restorations and repairs required to be made by Tenant, promptly replace the Equipment so taken, in accordance with the provisions of Paragraph 11(d), and the Net Award of such a Condemnation shall thereupon be payable to Tenant.

     (e) No agreement with any condemnor in settlement of or under threat of any Condemnation shall be made by either Landlord or Tenant without the written consent of the other. Notwithstanding the foregoing provisions of this Paragraph 13, in the event Tenant, at its expense, makes leasehold improvements to the premises which are permitted by Paragraph 12, having a cost in excess of $100,000, and for which Tenant is not reimbursed, Tenant shall have the right to claim in any condemnation proceeding for and, subject to the prior payment of the indebtedness secured by the Mortgage, shall be entitled to receive out of any condemnation award or payment, the then fair market value of such leasehold improvements.

14.  Insurance.
     ---------

       (a) Tenant shall maintain at its sole cost and expense, the following insurance with deductible provisions not exceeding $250,000 per occurrence:

          (i) Insurance against loss or damage to the Improvements and Equipment by fire and other risks from time to time included under standard extended and additional extended coverage policies, vandalism and malicious mischief, sprinkler, plate glass and flood, in amounts not less than the actual replacement value of the Improvements and Equipment, excluding footings and foundations and other parts of the Improvements which are not insurable. Such policies shall contain the "Replacement Cost" Endorsement.

          (ii) General public liability insurance against claims for bodily injury, death or property damage occurring on, in or about any of the Leased Premises or the Adjoining Property, in an amount not less than $5,000,000 Dollars for bodily injury or death to any one person, not less than $10,000,000 Dollars for any one accident, and not less than $1,000,000 Dollars for property damage. Policies for such insurance shall be for the mutual benefit of Landlord, Tenant and First Lender.

          (iii) Workmen's compensation insurance covering all persons employed in connection with any work done on or about any of the Leased Premises for which claims for death or bodily injury could be asserted against Landlord, Tenant or any of the Leased Premises, or in lieu of such workmen's compensation insurance, a program of self-insurance complying with the rules, regulations and requirements of the appropriate agency of the State from time to time in force.

          (iv) Boiler and pressure vessel insurance on any of the Equipment which by reason of its use or existence is capable of bursting, erupting, collapsing or exploding, in an amount not less than $5,000,000 Dollars for damage to property, bodily injury or death resulting from such perils.

          (v) Such other insurance, including war-risk if and to the extent available from the United States Government or any agency thereof, on any of the Leased Premises as Landlord and

First Lender may require, which at the time is commonly obtained in connection with properties similar to the Leased Premises.

       (b) The insurance required by Paragraph 14(a) shall be written by companies of recognized financial standing which are authorized to do an insurance business in the appropriate State and which are rated by A-XV or better by A. M. Best Company, Inc. The insurance policies (i) shall be for such terms as Landlord shall give its approval, which approval shall not be unreasonably withheld or delayed, (ii) shall be in amounts sufficient at all times to satisfy any co-insurance requirements thereof and (iii) shall name Landlord and Tenant as insured parties, as their respective interests may appear. If said insurance or any part thereof shall expire, be withdrawn, become void by breach of any condition thereof by Tenant or become void or unsafe by reason of the failure or impairment of the capital of any insurer, or if for any other reason whatsoever said insurance shall not be reasonably satisfactory to Landlord, Tenant shall immediately obtain new or additional insurance satisfactory to Landlord.

       (c) Each insurance policy referred to in clauses (i), (iv) and (v) of Paragraph 14(a) shall contain standard non-contributory mortgagee clauses in favor of and acceptable to First Lender and shall provide that all property losses insured against shall be adjusted by Tenant (subject to Landlord's and First Lender's approval of final settlement of estimated losses of $750,000 or more). Each policy shall provide that it may not be cancelled except after 30 days prior notice to Landlord and First Lender and that any loss otherwise payable thereunder shall be payable notwithstanding (i) any act or omission of Landlord or Tenant which might, absent such provision, result in a forfeiture of all or a part of such insurance payment, (ii) the occupation or use of any of the Leased Premises for purposes more hazardous than permitted by the provisions of such policy, (iii) any foreclosure or other action or proceeding taken by First Lender pursuant to any provision of the Mortgage upon the happening of an event of default therein, or (iv) any change in title or ownership of any of the Leased Premises.

       (d) Tenant shall pay as they become due all premiums for the insurance required by this Paragraph 14, shall renew or replace each policy, shall deliver to Landlord evidence of the payment of the full premium therefor with the affidavit of the chief financial officer of Tenant required under Paragraph 26, and shall deliver to Landlord all original policies or duplicate originals; and in the event of Tenant's failure to comply with any of the foregoing requirements, Landlord shall be entitled, two days after giving notice to Tenant, to procure such insurance if Tenant shall not have complied with the foregoing requirements prior to the expiration of such two-day period. Any sums expended by Landlord in procuring such insurance shall be Additional Rent and shall be repaid by Tenant, together with interest thereon at the Default Rate from the time payment is due until fully paid by Tenant, within five (5) days of written demand therefor by Landlord.

       (e) Anything in this Paragraph 14 to the contrary notwithstanding, any insurance which Tenant is required to obtain pursuant to Paragraph 14(a) may be carried under a "blanket" policy or policies covering other properties or liabilities of Tenant, and may be effected by a combination of basic and excess or umbrella policies, provided that such "blanket" policy or policies otherwise comply with the provisions of this Paragraph 14. The amount of the total insurance allocated to the Leased Premises, which amount shall be not less than the amounts required pursuant to this Paragraph 14, shall be specified either
(i) in each such "blanket" policy, or (ii) in a written statement, which Tenant shall deliver to Landlord, from the insurer thereunder.

       (f) Tenant shall promptly comply with and conform to (i) all provisions of each insurance policy and (ii) all requirements of the insurers thereunder, applicable to Landlord, Tenant or any of the Leased Premises or to the use, manner of use, occupancy, possession, operation, maintenance, alteration or repair of any of the Leased Premises, even if such compliance necessitates structural changes or improvements or results in interference with the use or enjoyment of any of the Leased Premises. Tenant shall not use any of the Leased Premises in any manner which would permit the insurer to cancel any insurance policy unless Tenant obtains, prior to such cancellation, substitute insurance in accordance with the provisions of this Paragraph 14 which permits such use of the Leased Premises.

       (g) In the event of any loss in excess of $25,000, Tenant shall give Landlord immediate notice thereof. Tenant is hereby authorized to adjust, collect and compromise, in its discretion, all claims under any of the insurance policies required by this Paragraph 14 (subject to Landlord's and First

Lender's approval of final settlement of estimated losses of $750,000 or more) and to execute and deliver all necessary proofs of loss, receipts, vouchers and releases required by the insurers; and Tenant agrees to sign, upon request of Landlord, all such proofs of loss, receipts, vouchers and releases. Landlord and First Lender shall have the right to prosecute or contest, or to require Tenant to prosecute or contest, any claim, adjustment, settlement or compromise in the amount of $750,000 or more. Landlord will join in, at Tenant's request, any prosecution of a claim against, or contesting of any settlement proposed by, an insurer, provided Tenant indemnifies Landlord against all costs, liabilities and expenses in connection with the prosecution of such contest. All proceeds of any insurance required under clauses (i), (ii), (iv) and (v) of Paragraph 14(a) shall be payable to First Lender, or at its option an insurance trustee designated by First Lender, and reasonably satisfactory to Landlord and Tenant, or if there be no First Lender then an insurance trustee selected by Landlord and reasonably satisfactory to Tenant and each insurer is hereby authorized and directed to make payment under said policies, except for return of unearned premiums or dividends which shall be paid to Tenant, directly to First Lender or such insurance trustee (instead of to Landlord and Tenant jointly) for disbursement in accordance with the provisions of this Lease; and Tenant hereby appoints Landlord and First Lender and each of them as Tenant's attorneys-in-fact to endorse any draft therefor. If Landlord is an Institutional Investor and there is no First Lender then Landlord or an insurance trustee designated by Landlord and reasonably satisfactory to Tenant shall receive and disburse the insurance proceeds specified in the immediately preceding sentence.

          In the event of any casualty (whether or not insured against and whether or not, if insured against, the Net Proceeds, if any, available for restoration shall be sufficient to pay for such) resulting in damage to any of the Leased Premises, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder, except as hereinafter in this subparagraph (g) specifically provided. Subject to the provisions of Paragraph 15, the Net Proceeds of such casualty shall be retained by Landlord and, except as hereinafter specifically provided in subparagraph (h) following, Tenant shall promptly after such casualty (whether or not insured against and whether or not, if insured against, the Net Proceeds, available for restoration, shall be sufficient to pay for such restoration so long as the First Lender does not retain the Net Proceeds pursuant to the Mortgage), as required in Paragraph 11(a), commence and diligently continue to restore the Land and Improvements as nearly as possible to their value, condition and character immediately prior to such damage, in accordance with the provisions of clauses (i) through (iv) of Paragraph 15(a); provided, however, in no event shall Tenant be required to restore if First Lender is entitled to retain the Net Proceeds pursuant to the Mortgage or if the casualty is uninsurable under the policies required to be maintained by Tenant hereunder, and in the reasonable judgment of First Lender, the fair market value of the Leased Premises is not materially impaired by such damage. In the event the Net Proceeds exceed the Termination Value for such Premises, then unless Landlord and Tenant shall agree, if so requested by First Lender, to extend the remaining term of this Lease (including any Renewal Term exercised by Lessee) to a term at least 15 years beyond the Final Payment Date of said Net Proceeds, First Lender shall be entitled to retain such Net Proceeds. Upon payment to Landlord of such Net Proceeds, Landlord shall make the Net Proceeds available to Tenant for restoration, in accordance with the provisions of Paragraph 15(a). If, after tenant restores as aforesaid a surplus remains from the Net Proceeds, such surplus shall be retained by Landlord and each instalment of Basic Rent payable on and after the Final Payment Date shall be reduced, in accordance with the provisions of Paragraph 15(b). In the event of any loss of any of the Equipment which does not fall within the provisions of the immediately preceding paragraph, the Term shall nevertheless continue and there shall be no abatement or reduction of Basic Rent, Additional Rent or any other sums payable by Tenant hereunder. Tenant shall, whether or not the Net Proceeds are sufficient for the purpose, promptly repair or replace such Equipment, in accordance with the provisions of Paragraph 11(c), and the Net Proceeds of such loss shall thereupon be payable to Tenant.

        (h) If (i) the entire Leased Premises or (ii) all or any substantial portion of the Leased Premises, which portion, in Tenant's judgment, is sufficient to render the remaining portion thereof unsuitable or uneconomical for restoration for continued use and occupancy by Tenant or any other tenant to which the Leased Premises might be leased, shall be damaged or destroyed by fire or other casualty, or if (iii) the First Lender shall retain the Net Proceeds payable as a result of said fire or other casualty pursuant to the Mortgage, then Tenant may, not later than ninety (90) days after such occurrence, give notice to Landlord of its intention to terminate this Lease on any Basic Rent Payment Date specified in such notice, as to the entire Leased Premises, which date (the "Casualty Termination Date") shall be not less than ninety (90) nor more than one hundred twenty (120) days after such notice. Such notice shall contain

(1) an irrevocable offer of Tenant to purchase the Leased Premises on the Casualty Termination Date at an amount (the "Offer Amount") not less than the Termination Value for the entire Leased Premises, and (2) in the event that Tenant seeks to terminate this Lease pursuant to clause (ii) of this Paragraph 14(h), a certificate of Tenant, signed by the President or a Vice President thereof, stating that the portion of the Leased Premises so damaged or destroyed is sufficient to fulfill the conditions set forth in clause (ii) of this Paragraph and certifying that Tenant will not restore the Leased Premises for the use to which such premises was devoted prior to such damage or destruction.

     Tenant agrees that no rejection of an offer hereunder shall be effective for any purpose unless consented to by First Lender. If Landlord shall reject such offer by notice to Tenant containing the written consent of First Lender not later than the twentieth day prior to the Casualty Termination Date, then upon (i) payment of all installments of Basic Rent, Additional Rent and any other charges then due and unpaid and (ii) compliance by Tenant with all other obligations and liabilities under this Lease which have arisen on or prior to the Casualty Termination Date, this Lease shall terminate, and Tenant shall immediately vacate and have no further right, title or interest in or to any of the Leased Premises.

     Unless Landlord shall have rejected such offer by the foregoing notice to Tenant not later than the twentieth day prior to the Casualty Termination Date, Landlord shall be conclusively presumed to have accepted such offer. On the Casualty Termination Date, Tenant shall pay to Landlord the Offer Amount, Landlord shall convey to Tenant or its designee the Leased Premises or appropriate portion thereof in accordance with the provisions of Paragraph 16 and, at the option of Tenant, Landlord shall (i) assign to Tenant or its designee all rights to receive the Net Proceeds payable in connection with such damage or destruction; (ii) deliver to Tenant such Net Proceeds or any part thereof which shall have been received by Landlord; or (iii) credit the full amount of the Net Proceeds against the Offer Amount.

     (i) Tenant shall not carry separate insurance concurrent in form or contributing in the event of loss with that required in this Paragraph 14 unless
(i) Landlord is included therein as a named insured, with loss payable as provided herein, and (ii) such separate insurance complies with the other provisions of this Paragraph 14. Tenant shall immediately notify Landlord of such separate insurance and shall deliver to Landlord duplicate original policies therefor.

15.  Restoration; Reduction of Rent.
     ------------------------------

     (a) Unless the Net Proceeds or Net Award are retained by First Lender pursuant to the Assignment, Landlord shall cause the Net Proceeds or Net Award to be disbursed in accordance with the following conditions:

       (i) if the estimated cost of restoration is equal to or exceeds $250,000, prior to commencement of restoration, the architects, contracts, contractors, plans and specifications for the restoration shall have been approved by Landlord, and Landlord shall be provided with mechanics' lien insurance or such other reasonable assurance against mechanics' liens, accrued or inchoate, as Landlord may reasonably require and acceptable performance and payment bonds reasonably acceptable to Landlord in an amount and form and have a surety reasonably acceptable to Landlord, and name Landlord and First Lender each as additional obligees;

       (ii) at the time of any disbursement, no Event of Default or event which would constitute an Event of Default by notice or grace period or both shall exist and no mechanics' or materialmen's liens shall have been filed and remain undischarged except as permitted pursuant to Paragraph 9(a) above; provided that if any Event of Default shall be subsequently cured and the Lease restored to good standing, any disbursement withheld shall be promptly paid over to Tenant;

       (iii) if the estimated cost of restoration is equal to or exceeds $250,000, disbursements shall be made from time to time in an amount not exceeding the cost of the work completed since the last disbursement, upon receipt of (1) satisfactory evidence, including architects' certificates, of the stage of completion, of the estimated cost of completion and of performance of the work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (2) waivers of liens, (3) contractors' and subcontractors' sworn statements, (4) a satisfactory bringdown of title insurance, and (5) other evidence of cost and payment so that Landlord can verify that the amounts disbursed from time to time are represented by work that is completed, in place and free and clear of mechanics' lien claims; or if the estimated cost of restoration is less than $250,000, such disbursement shall be made in a lump sum payment upon Final Payment by the insurer, subject to satisfaction of the condition set forth in clause (ii) of this Paragraph 15(a).

       (iv) each request for disbursement shall be accompanied by a certificate of Tenant, signed by the President or any Vice President thereof, describing the work for which payment is requested, stating the cost incurred in connection therewith and stating that Tenant has not previously received payment for such work; the certificate to be delivered by Tenant upon completion of the work shall, in addition, state that the work has been completed and complies with the applicable requirements of this Lease;

       (v) Landlord may retain ten percent of the restoration fund until the restoration is fully completed subject to reduction of the retained amount upon approval by First Lender in accordance with local custom;

       (vi) the restoration fund shall not bear interest but shall not be commingled with First Lender's or depositary's other funds;

       (vii) at all times the undisbursed balance of the restoration fund shall be not less than the cost of completing the restoration work free and clear of all liens; and

       (viii) Landlord may impose other reasonable conditions provided the same are also imposed upon such disbursements by the First Lender or any subsequent holder of a first mortgage or deed of trust.

        In addition, prior to commencement of restoration and at any time during restoration, if the estimated cost of restoration, exceeds the amount of the Net Proceeds or the Net Award available for such restoration, the amount of such excess shall be paid by Tenant to First Lender or depositary to be added to the restoration fund. Any sum which remains in the restoration fund upon completion of restoration shall be refunded to Tenant up to the amount of Tenant's deposits pursuant to the immediately preceding sentence. If no such refund is required or any sum remains in the restoration fund after such refund, such sum remaining in the restoration fund upon completion of restoration (the "Remaining Sum") shall be retained by Landlord.

  (b) In the event that there is a Remaining Sum upon completion of restoration, or if there is no damage in condemnation, then each installment of Basic Rent payable on or after the Final Payment Date or the Retention Date, as applicable, shall be reduced by an amount equal to the product of the Basic Rent payable immediately prior to such Date multiplied by a fraction, the numerator of which shall be the Net Proceeds or Net Award not made available for restoration by First Lender or the Remaining Sum, as the case may be, and the denominator of which shall be the then aggregate Termination Values for all the Leased Premises or portion thereof remaining after all prior reductions in Basic Rent pursuant to Paragraph 13 or this Paragraph 15.

16.  Procedures Upon Purchase.
     ------------------------

     (a) In the event of the purchase of any of the Leased Premises by Tenant pursuant to any provision of this Lease, Landlord need not transfer and convey to Tenant or its designee any better title thereto than that which was transferred and conveyed to Landlord, and Tenant shall accept such title, subject, however, to all liens, exceptions and restrictions on, against or relating to the Leased Premises and to all applicable laws, regulations and ordinances, but free of the lien of and security interest created by the Mortgage, the Assignment, and any and all other liens, exceptions and restrictions on, against or relating to the Leased Premises which have been created by or resulted from acts of Landlord, unless the same were created with the concurrence of Tenant.

     (b) Upon the date fixed for any such purchase of any of the Leased Premises pursuant to any provision of this Lease, Tenant shall pay to Landlord or to any person to whom Landlord directs payment, at its address set forth above, or at any other place designated by Landlord, the Offer Amount therefor specified herein, or, as the case may be, the purchase price therefor as determined pursuant to the provisions of Paragraph 27, in lawful money of the United States, less any credits of the Net Award or Net Proceeds allowed against the Offer Amount pursuant to the provisions of Paragraphs 13(b) and 14(h), and Landlord shall thereupon deliver to Tenant (i) a special warranty deed which describes any of the Leased Premises then being sold to Tenant and conveys and transfers the title thereto which is described in Paragraph 16(a), together with (ii) such other instruments as shall be necessary to transfer to Tenant or its designee any other property (or rights to any Net Proceeds or Net Award not yet received by Landlord) then required to be sold by Landlord pursuant to this Lease and
(iii) any Net Award or Net Proceeds received by Landlord and not credited to Tenant against the Offer Amount. Tenant shall pay all charges incident to such conveyance and transfer, including Landlord's reasonable counsel fees, escrow fees, recording fees, title insurance or guarantee premiums and all applicable federal, state and local taxes which may be incurred or imposed by reason of such conveyance and transfers and/or by reason of the delivery of said deed and other instruments. Upon the completion of such purchase, but not prior thereto (whether or not any delay in the completion of or the failure to complete such purchase shall be the fault of Landlord, provided that Tenant shall have the right to pursue its remedies, if any, against Landlord for such failure or delay except for those waived pursuant to Paragraph 7), this Lease and all obligations hereunder (including the obligations to pay Basic Rent and Additional Rent) shall terminate with respect to any of the Leased Premises conveyed to Tenant, except any obligations and liabilities of Tenant under this Lease which arose on or prior to such date of purchase; provided, however, that if there shall be a delay in the foregoing purchase and payment due to the fault of Landlord at any time after the First Note shall have been paid in full, all obligations imposed on Tenant pursuant to this Lease shall, if Tenant so elects in writing and thirty (30) days after delivery of written notice to Landlord, terminate with respect to the Leased Premises or portion thereof to be sold, as the case may be, as of the date provided in this Lease for completion of such purchase and payment (the "Closing Date"); provided, further, however, if the First Note shall not have been fully paid at the time of such delay caused by Landlord, the portion of the Basic Rent payable after the Closing Date in excess of the debt service on the First Note shall be held by the First Lender and not remitted to Landlord until First Lender receives written instructions jointly executed by Landlord and Tenant as to the disposition of all such funds or a final judgment of a court of competent jurisdiction has been delivered to First Lender instructing First Lender as to the disposition thereof. Any prepaid Basic Rent or other prepaid sums paid to Landlord shall be prorated as of the date the purchase is completed, and the prorated unapplied balance shall be deducted from the Offer Amount due to Landlord.

       No apportionment of any Impositions shall be made upon such purchase, Tenant being liable for payment thereof during the Term, as Tenant, and being liable thereafter as owner.

       17.  Assignment and Subletting.  Tenant may not assign this Lease
            -------------------------
without the prior written consent of Landlord, which consent shall not be unreasonably withheld, nor shall Tenant sublet the Leased Premises in its entirety at any time without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Tenant may sublet portions of the Leased Premises without such consent. Each sublease of any portion of the Leased Premises shall be subject and subordinate to the provisions of this Lease; if Tenant assigns all its rights and interest under this Lease, the assignee under such assignment shall expressly assume all the obligations of Tenant hereunder, including obligations, actual or contingent, of Tenant which may have arisen on or prior to the date of such assignment, by a written instrument delivered to Landlord at the time of such assignment; and no assignment or sublease made as permitted by this Paragraph shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as obligations of a principal and not as obligations of a guarantor, as if no assignment or sublease had been made. No assignment or sublease shall impose any obligations on Landlord under this Lease. Tenant shall, within ten (10) days after the execution and delivery of any such assignment, deliver a duplicate original copy thereof in recordable form to Landlord, and within ten (10) days after the execution and delivery of any such sublease, Tenant shall deliver a duplicate original copy thereof to Landlord.

     Upon the occurrence of an Event of Default under this Lease, Landlord shall have the right to collect and enjoy all rents and other sums of money payable under any sublease of any of the Leased Premises, and Tenant hereby irrevocably and unconditionally assigns such rents and money to Landlord, which assignment may be exercised upon and after (but not before) the occurrence of an Event of Default. From and after the date, if any, that such Event of Default is cured, such rents shall again become payable to Tenant. Tenant shall not mortgage or pledge this Lease, and any such mortgage or pledge made in violation of this Paragraph shall be void.

      18. Permitted Contests.  Notwithstanding any provision of this Lease to
          ------------------
the contrary, Tenant shall not be required to (i) pay any Imposition, (ii) comply with any Legal Requirement or with the requirements of any insurance policy referred to in Paragraph 12(a), (iii) discharge or remove any lien referred to in Paragraph 9 or 12, or (iv) take any action with respect to any encroachment, violation, hindrance, obstruction or impairment referred to in Paragraph 11(b), so long as Tenant shall contest, in good faith and at its expense, the existence, the amount or the validity thereof, the amount of the damages caused thereby, or the extent of its or Landlord's liability therefor, by appropriate proceedings (or in the case of non-compliance with regulations of the National Fire Protection Association or said other body exercising similar function in accordance with the rules of such Board or body) which shall operate during the pendency thereof to prevent (i) the collection of, or other realization upon, the Imposition or lien so contested, (ii) the sale, forfeiture or loss of any of the Leased Premises, any Basic Rent or any Additional Rent to satisfy the' same or to pay any damages caused by the violation of any such Legal Requirement or by any such encroachment, violation, hindrance, obstruction or impairment, (iii) any interference with the use or occupancy of any of the Leased Premises, (iv) any interference with the payment of any Basic Rent or any Additional Rent, and (v) the cancellation of any fire or other insurance policy, unless such policy is replaced prior to its cancellation by a successor policy complying with the provisions of this Lease. Tenant shall provide security reasonably satisfactory to Landlord assuring the payment, compliance, discharge, removal and/or other action, including all costs, attorneys' fees, interest and penalties in the event that the contest is unsuccessful. If, and only if, any such proceedings are pending and the required security is held by Landlord, Landlord shall not have the right to pay, remove or cause to be discharged the Imposition or lien thereby being contested. Tenant further agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall, so long as the conditions of the first sentence of this Paragraph are at all times complied with, have the right to attempt to settle or compromise such contest through negotiations. Tenant shall pay, and save Landlord harmless against, any and all losses, judgments, decrees and costs (including all reasonable attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof. No such contest shall subject Landlord to the risk of any civil or criminal liability.

     19.  Conditional Limitations; Default Provision.
          ------------------------------------------

     (a) The occurrence of any one or more of the following shall constitute an Event of Default under this Lease: (i) a failure by Tenant to make (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceeding, in law, in equity, or before any administrative tribunal, which have or might have the effect of preventing Tenant from complying with the provisions of this Lease) any payment of Basic Rent, Additional Rent or other sum herein required to be paid by Tenant, which failure continues uncorrected for a period of 10 days or more after written notice thereof to Tenant; (ii) a failure by Tenant to duly perform and observe or a violation or breach of any other provision hereof or the Assignment of Lease to First Lender, which failure, violation or breach continues uncorrected for a period of 20 days or more after written notice thereof to Tenant, provided that, if such failure, violation or breach cannot be cured within a period of 20 days, then the same shall not be deemed to continue if Tenant proceeds promptly and with due diligence to cure the same and completes the curing thereof; (iii) Tenant or Guarantor shall (a) voluntarily be adjudicated a bankrupt or insolvent, (b) seek or consent to the appointment of a receiver or trustee for itself or for any of the Leased Premises, (c) file a petition commencing a voluntary case under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, (d) make a general assignment for the benefit of creditors, or (e) be unable to pay its debts as they mature; (iv) a court shall enter an order, judgment or decree appointing, with the consent of Tenant, a receiver or trustee for it or for any of the Leased Premises or approving a petition filed against Tenant which seeks relief under the bankruptcy or other similar laws of the United States, any state or any jurisdiction, and such order, judgment or decree shall remain in force, undischarged or unstayed, ninety days after it is entered; (v) the Leased Premises shall have been abandoned; (vi) Tenant or Guarantor shall be liquidated or dissolved or shall begin proceedings towards its liquidation or dissolution, other than pursuant to the acquisition by a transferee corporation of substantially all the assets and an assumption by such transferee of all liabilities provided the net worth of such transferee, after giving affect to such acquisition and assumption, computed in accordance with generally accepted accounting principles, is not materially less than that of the transferor corporation immediately prior to such acquisition; (vii) the estate or interest of Tenant in any of the Leased Premises shall be levied upon or attached in any proceeding and such estate or interest is about to be sold or transferred or such process shall not be vacated or discharged within ninety days after such levy or attachment; or (viii) any material adverse change in the financial condition of Tenant or Guarantor.

     (b) If an Event of Default shall have occurred, Landlord shall have the right at its option, then or at any time thereafter to do any one or more of the following without demand upon or notice to Tenant.

       (1) Landlord may give Tenant notice of Landlord's intention to terminate this Lease on a date specified in such notice. Upon the date therein specified, the Term, the estate hereby granted and all rights of Tenant hereunder, shall expire and terminate as if such date were the date hereinbefore fixed for the expiration of the Term, but Tenant shall remain liable for all its obligations hereunder, including its liability for Rent, as hereinafter provided.

       (2) Landlord may, whether or not the Term of this Lease shall have been terminated pursuant to clause (1) above, (a) give Tenant notice to surrender any of the Leased Premises to Landlord immediately or on a date specified in such notice, at which time Tenant shall surrender and deliver possession of the Leased Premises or the specified portion thereof to Landlord or (b) re-enter and repossess any of the Leased Premises by force, summary proceedings, ejectment or any other means or procedure. Upon or at any time after taking possession of any of the Leased Premises, Landlord may remove any persons or property therefrom. Landlord shall be under no liability for or by reason of any such entry, repossession or removal. No such entry or repossession shall be construed as an election by Landlord to terminate this Lease unless Landlord gives a written notice of such intention to Tenant pursuant to clause (1) above.

       (3) After repossession of any of the Leased Premises pursuant to clause
(2) above, whether or not this Lease shall have been terminated pursuant to clause (1) above, Landlord shall use reasonable efforts to relet the Leased Premises or any part thereof, to such Tenant or Tenants for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term) for such rent, on such conditions (which may include concessions or free rent) and for such uses as Landlord, in its absolute discretion, may determine; and Landlord may collect and receive any rents payable by reason of such reletting. Provided Landlord has used reasonable efforts to relet, Landlord shall not be responsible or liable for any failure to relet the Leased Premises or any part thereof. If Landlord shall use reasonable efforts to collect any rent due upon any reletting, it shall not be responsible for any failure to collect any said rent. Landlord may make such Alterations as Landlord, in its sole discretion may deem advisable. Tenant agrees to pay Landlord, as Additional Rent, immediately upon demand, all expenses incurred by Landlord in obtaining possession, in performing Alterations and in reletting any of the Leased Premises, including fees and commissions of attorneys, architects, agents and brokers.

       (4) Whether or not Landlord shall have collected any current damages pursuant to Paragraph 19(d), Landlord may, upon written demand to Tenant, recover from Tenant, and Tenant shall pay to Landlord, as and for liquidated and agreed final damages for Tenant's default and in lieu of all current damages beyond the date of such demand (it being agreed that it would be impracticable or extremely difficult to fix the actual damages), an amount equal to the excess, if any, of (a) all Basic Rent and Additional Rent from the date of such demand for what would be the then unexpired term of this Lease in the absence of such expiration, termination, re-entry or repossession, discounted at the rate of 12% per annum over (b) the then fair rental value of the Leased Premises (determined by applying a discount rate of 12% per annum) for the same period. If any Law shall validly limit the amount of such liquidated final damages to less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such Law.

       (5) Landlord may exercise any other right or remedy now or hereafter existing by Law or in equity.

     (c) No expiration or termination of this Lease pursuant to Paragraph 19(b)
(1) or any other provision of this Lease, by operation of law or otherwise, repossession of any of the Leased Premises pursuant to Paragraph 19(b) (2) or otherwise, or reletting of any of the Leased Premises pursuant to Paragraph 19(b) (3), shall relieve Tenant of any of its liabilities and obligations hereunder, including the liability for Basic and Additional Rent, all of which shall survive such expiration, termination, repossession or reletting.

     (d) In the event of any expiration or termination of this Lease or repossession of any of the Leased Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord Basic Rent, Additional Rent and all other sums required to be paid by Tenant to and including the date of such expiration, termination or repossession and, thereafter, Tenant shall, until the end of what would have been the Term in the absence of such expiration, termination or repossession, and whether or not any of the Leased Premises shall have been relet, be liable to Landlord for, and shall pay to Landlord monthly, on the Basic Rent Payment Dates as liquidated and agreed current damages (i) Basic Rent, Additional Rent and all other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting pursuant to Paragraph 19(b)
(3), after deducting from such proceeds all of Landlord's expenses in connection with such reletting (including all repossession costs, brokerage commissions, legal expenses, attorneys' fees, employees' expenses, costs of Alterations and expenses of preparation for reletting). Tenant hereby agrees to be and remain liable for all sums aforesaid; and Landlord may recover such damages from Tenant and to institute and maintain successive actions or legal proceedings against Tenant for the recovery of such damages. Nothing herein contained shall be deemed to require Landlord to wait to begin such action or other legal proceedings until the date when the Term would have expired by limitation had there been no such Event of Default.

     (e) The words "enter," "re-enter," or "re-entry," as used in this Paragraph 19 are not restricted to their technical meaning.

     (f) With respect to any remedy or proceeding of Landlord hereunder, Tenant waives (a) any right to a trial by jury and (b) the service of any notice which may be required by a present or future law or decision.

     20. Additional Rights of Landlord.
         -----------------------------

     (a) No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing by law or in equity. Tenant acknowledges that time is of the essence in the performance of its obligations under this Lease. No failure of Landlord (i) to insist at any time upon the strict performance of any provision of this Lease or (ii) to exercise any option, right, power or remedy contained in this Lease shall be construed as a waiver, modification or relinquishment thereof. A receipt by Landlord of any Basic or Additional Rent or other sum due hereunder with knowledge of the breach of any provision contained in this Lease shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in a writing signed by Landlord. In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation, or attempted or threatened violation, of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

     (b) Tenant hereby waives and surrenders, for itself and all those claiming under it, including creditors of all kinds, (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Leased Premises or to have a continuance of this Lease after termination of this Lease or of Tenant's right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

     (c) Tenant shall pay to Landlord, as Additional Rent, all the expenses incurred by Landlord in connection with any Event of

Default or the exercise of any remedy by reason of an Event of Default, including reasonable attorneys' fees and expenses. If Landlord shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or any of the Leased Premises, at the option of Landlord, Tenant, at its expense, shall provide Landlord with counsel reasonably satisfactory to Landlord and, in any event, Tenant shall pay all costs and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation; provided, however, if Landlord (but not First Lender or its nominee as successor Landlord) shall be the losing party as to any claim by Landlord against Tenant, then Landlord shall not be entitled to reimbursement by Tenant for any expenses incurred by Landlord in pursuing such claim against Tenant.

     21.  Notices.  All notices, demands, requests, consents, approvals, offers,
          --------
statements and other instruments or communications required or permitted to be given pursuant to the provisions of this Lease shall be in writing and shall be deemed to have been given for all purposes when delivered in person or when deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the other party at its address stated above. For the purposes of this Paragraph, any party may substitute its address by giving fifteen days' notice to the other party, in the manner provided above.

     22. Estoppel Certificates.  Landlord or Tenant, as the case may be, shall,
         ---------------------
at any time and from time to time, upon not less than twenty days' prior written request by the other, execute, acknowledge and deliver to the requesting party a statement in writing, executed by a general partner of Landlord or by the President or a Vice President of Tenant, as the case may be, certifying (i) that this Lease is unmodified and in full effect (or, if there have been modifications, that this Lease is in full effect as modified, and setting forth such modifications), (ii) the dates to which Basic Rent, Additional Rent and all other sums payable hereunder have been paid, (iii) that to the knowledge of the signer of such certificate no default by either Landlord or Tenant exists hereunder or specifying each such default of which the signer may have knowledge; and (iv) that, in the case of any statement being given by Tenant, to the knowledge of the signer of such certificate, there are no proceedings pending or threatened against Tenant before or by any court or administrative agency which, if adversely decided, would materially and adversely affect the financial condition and operations of Tenant, or if any such proceedings are pending or threatened to said signer's knowledge, specifying and describing the same. It is intended that any such statements may be relied upon by First Lender, Landlord or their assignees or by any prospective purchaser of the Leased Premises or by any transferee or assignee of Tenant's interest in the Lease or a sublessee of Tenant. Any certificate required under this Paragraph 22 shall (i) state briefly the nature and scope of the examination or investigation upon which the statements contained in such certificate are based, (ii) state that in the opinion of each person signing such certificate he has made such examination or investigation as is necessary to enable him to express an informed opinion as to the subject matter of such certificate, and (iii) certify to the correctness of the statements contained therein.

     23.  Surrender.  Upon the expiration or earlier termination of this Lease,
          ---------
Tenant shall peaceably leave and surrender the Leased Premises (except for any portion thereof with respect to which this Lease has previously terminated) to Landlord in the same condition in which the Leased Premises were originally received from Landlord at the commencement of this Lease, except as repaired, rebuilt, restored, altered, replaced, added to or destroyed as permitted or required by any provision of this Lease, and except for ordinary wear and tear. Tenant shall remove from the Land and Improvements on or prior to such expiration or earlier termination, trade fixtures, machinery, equipment or other all property situated thereon which is owned by Tenant or third parties other than Landlord and Tenant, at its expense, shall, on or prior to such expiration or earlier termination, repair any damage caused by such removal. Property not so removed shall become the property of Landlord, and Landlord may thereafter cause such property to be removed from the Leased Premises and the cost of removing and disposing of such property and repairing any damage to any of the Leased Premises caused by such removal shall be borne by Tenant. Landlord shall not in any manner or to any extent be obligated to reimburse Tenant for any property which becomes the property of Landlord as a result of such expiration or earlier termination.

     24.  Risk of Loss.  The risk of loss or of decrease in the enjoyment and
          ------------
beneficial use of any of the Leased Premises in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosure, attachments, levies or executions (other than by Landlord and those claiming from, through or under Landlord) is assumed by Tenant, and Landlord shall in no event be answerable or accountable therefor. Except as otherwise specifically provided in this Lease none of the events mentioned in this Paragraph shall entitle Tenant to any abatement of Basic Rent or Additional Rent; provided, however, in no event shall Tenant be required to pay more than the Basic Rent or Additional Rent due under Paragraph 6 of this Lease notwithstanding any attachment, levy or execution thereon by any party claiming by, under, or through Landlord.

     25.  No Merger of Title.  There shall be no merger of this Lease nor of the
          ------------------
leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person, corporation, firm or other entity may acquire or hold or own, directly or indirectly, (a) this Lease or the leasehold estate created by this Lease or any interest in this Lease or in such leasehold estate, and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership; and no such merger shall occur unless and until all persons, corporations, firms and other entities having any interest in (i) this Lease or the leasehold estate created by this Lease and (ii) the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

     26.  Books and Records.  Tenant shall keep adequate records and books of
          -----------------
account with respect the finances and business of Tenant generally, in accordance with generally accepted accounting principles consistently applied and shall permit Landlord by its agents, accountants and attorneys, to visit and inspect the Leased Premises and examine the records and books of account and to discuss the finances and business with the officers of Tenant, at such reasonable times as may be requested by Landlord.

     Tenant shall deliver to Landlord as soon as available to Tenant all publicly filed periodic reports, statements and other information relating to the financial condition of Guarantor, filed with and/or required by the Securities and Exchange Commission including, but not limited to, all filings of Form 10K and Form 10Q.

     Tenant shall also deliver to Landlord as soon as available annual financial statements of Tenant and such other relevant financial data as Landlord may reasonably require pertaining to Tenant or to the Leased Premises. All financial statements shall be accompanied by a certificate of the chief financial officer of Tenant, dated within five days of the delivery of such statements, stating that such officer knows of no default which has occurred and is continuing hereunder, or, if any such default has occurred and is continuing, specifying the nature and period of existence thereof and what action Tenant has taken or proposes to take with respect thereto and, except as otherwise specified, stating that, to the knowledge of the affiant, Tenant has fulfilled all of its obligations under this Lease which are required to be fulfilled on or prior to the date of such affidavit. THE FOREGOING PARAGRAPH SHALL HAVE NO FORCE OR EFFECT SO LONG AS TENANT IS PART OF THE GUARANTOR'S CONSOLIDATED REPORTING GROUP FOR PURPOSES OF FEDERAL INCOME TAXATION.

      27. Option to Purchase.  Landlord does hereby give and grant to Tenant the
          ------------------
option to purchase the Leased Premises at any time during the Term and any renewal term beginning January 1, 2002, so long as there is no monetary Event of Default which has not been cured both at the time of exercise of the option and at the time of title closing on the purchase. If there is a non-monetary Event of Default existing either at the time of the exercise of the option or at the time of title closing on the purchase which adversely affects the fair market value of the Leased Premises in the reasonable opinion of Landlord and Landlord and Tenant are unable to agree upon the purchase price, the arbitration appraisers who are to determine fair market value, as set forth below in this Paragraph 27, shall be instructed to disregard such default and, instead, determine fair market value as if Tenant were in full compliance with its obligations hereunder including, without limitation, its maintenance and repair obligations.


     Tenant may exercise its option to purchase the Leased Premises by giving Landlord at least six (6) months (but no more than 12 months) written notice of Tenant's intention to purchase the Leased Premises. If Tenant shall exercise its option to purchase the Leased Premises, the title closing shall take place on the date specified in Tenant's written notice, which date shall be at least six
(6) months after the date of the notice, except that if the date specified is not a business day then the said title closing shall take place on the first business day following such date. All of the terms, covenants, and provisions contained in Paragraph 16 hereof shall apply to the sale and conveyance of the Leased Premises pursuant to this Paragraph 27. If this Lease shall terminate for any reason prior to the date originally fixed herein for the expiration of the Term, the option provided in this Paragraph 27 and any exercise thereof by Tenant shall cease and terminate and shall be null and void.

     The purchase price to be paid by Tenant to Landlord upon the sale and conveyance of the Leased Premises pursuant to this Paragraph 27 shall be the greater of (a) $15,000,000, or (b) the fair market value of the Leased Premises as of the date of the exercise of the option to purchase by Tenant. However, in no event shall the purchase price exceed $16,250,000. The parties shall endeavor to agree upon such fair market value. Upon reaching such agreement, the parties shall execute an instrument setting forth such agreed fair market value. If the parties shall not have signed such agreement fixing such fair market value within thirty (30) days after the exercise by Tenant of its option to purchase, such fair market value shall be determined by arbitration as herein provided. Within sixty (60) days following the exercise by Tenant of its option to purchase, Tenant shall select an appraiser and shall notify Landlord in writing of the name and address of such appraiser. Within ten (10) days thereafter, Landlord shall select an appraiser and shall notify Tenant of the name and address of such appraiser. The appraiser selected by Tenant and the appraiser selected by Landlord shall endeavor to reach agreement upon the fair market value of the Leased Premises as of the date of the exercise of the option to purchase by Tenant. If the said two appraisers shall agree upon such fair market value, the amount of such fair market value as agreed by the said two appraisers shall be binding and conclusive upon Landlord and Tenant. If the appraiser selected by Tenant and the appraiser selected by Landlord shall be unable to agree upon such fair market value within twenty (20) days after the selection of an appraiser by Landlord, then the said two appraisers shall select a third appraiser to make the determination of such fair market value and the determination of such third appraiser shall be binding and conclusive upon Landlord and Tenant. In the event the appraiser selected by Tenant and the appraiser selected by Landlord shall be unable to agree upon the designation of a third appraiser within ten (10) days after the expiration of the aforesaid twenty (20) day period, then such third appraiser, at the request of either party, shall be selected by the President or Chairman of the American Arbitration Association in New York City, New York. The determination of fair market value made by the third appraiser appointed pursuant hereto shall be binding and conclusive upon Landlord and Tenant. The costs of the above described arbitration proceeding shall be borne equally by Landlord and Tenant. The appraisers shall have no right, power or authority to alter or modify the terms and provisions contained herein, and in determining the fair market value of the Leased Premises the appraisers shall utilize the definition of fair market value set forth herein. For the purposes of this Paragraph 27, the term "fair market value" shall mean the value of the Leased Premises vacant and free of this Lease and any and all other leases affecting the Leased Premises or any part thereof and free of the Mortgage and any other mortgages or deeds of trust.

      28. Non-Recourse.  Anything contained herein to the contrary
          ------------
notwithstanding, any claim based on or in respect of any liability of Tenant under this Lease shall be enforced only against the Leased Premises and not against any other assets, properties or funds of (i) Landlord or any director, officer, general partner, limited partner, employee or agent of Landlord (or any legal representative, heir, estate, successor assign of any thereof), (ii) any predecessor or successor partnership or corporation (or other entity) of Landlord, either directly or through Landlord or any predecessor or successor partnership or corporation (or other entity) of Landlord, or (iii) any other person or entity (including Carey Corporate Property, Inc., W. P. Carey & Co. Inc., Carey Corporate Property Management, Inc. or any person, corporation or other entity affiliated with any of the foregoing).

     29.  Miscellaneous.  The paragraph headings in this Lease are used only for
          -------------
     convenience in finding the subject matters and are not part of this Lease or to be used in determining the intent of the parties or otherwise interpreting this Lease. As used in this Lease, the singular shall include the plural as the context requires and the following words and phrases shall have the following meanings: (a) "including" shall mean "including but not limited to"; (b) "provisions" shall mean "provisions, terms, agreements, covenants and/or conditions"; (C) "lien" shall mean "lien, charge, encumbrance, title retention agreement, pledge, security interest, mortgage and/or deed of trust"; (d) "obligation" shall mean "obligation, duty, agreement, liability, covenant and/or condition" (e) "any of the Leased Premises" shall mean "the Leased Premises or any part thereof or interest therein"; (f) "any of the Land" shall mean "the Land or any part thereof or interest therein"; (g) "any of the Improvements" shall mean "the Improvements or any part thereof or interest therein"; (h) "any of the Equipment" shall mean "the Equipment or any part thereof or interest therein"; and (i) "any of the Adjoining Property" shall mean "the Adjoining Property or any part thereof or interest therein." Any act which Landlord is permitted to perform under this Lease may be performed at any time and from time to time by Landlord or any person or entity designated by Landlord. Any act which Tenant is required to perform under this Lease shall be performed at Tenant's sole cost and expense. Each appointment of Landlord as attorney-in-fact for Tenant under this Lease is irrevocable and coupled with an interest. Landlord has the right to refuse to grant its consent subject to the express provisions set forth in this Lease governing the withholding of such consent by Landlord in certain circumstances. This Lease may be modified, amended, discharged or waived only by an agreement in writing signed by the party against whom enforcement of any such modification, amendment, discharge or waiver is sought. The covenants of this Lease shall run with the land and bind Tenant, the heirs, distributees, personal representatives, successors and assigns of Tenant, and all present and subsequent encumbrancers and subtenants of any of the Leased Premises, and shall inure to the benefit of Landlord, its successors and assigns. In the event there is more than one Tenant, the obligation of each shall be joint and several. In the event any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Lease will be simultaneously executed in several counterparts, each of which, when so executed and delivered, shall constitute an original, fully enforceable counterpart for all purposes except that only the counterpart stamped or marked "Counterpart Number I" shall constitute "chattel paper" or other "collateral" within the meaning of the Uniform Commercial Code in effect in any jurisdiction. This Lease shall be governed by and construed according to the law of the state of Tennessee.

     IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed under seal as of the day and year first above written.

                              CORPORATE PROPERTY ASSOCIATES 2

                              By:   W.P. Carey & Co., Inc.,
                                    General Partner


                                    By:_______________________



                              CORPORATE PROPERTY ASSOCIATES 3

                              By:   W.P. Carey & Co., Inc.,
                                    General Partner


                                    By:_______________________



                              CLEO, INC.

                                    By______________________________
                                    Chairman of the Board



                              Attest:______________________
                                    Secretary

EXHIBIT A

Description of Leased Premises

EXHIBIT B

List of Machinery and Equipment
- -------------------------------

        Any machinery, equipment or fixtures owned by Landlord and used in the operation of the buildings located on the Leased Premises or used for maintenance of the integrity of such buildings as buildings, including but without limitation thereto, all equipment, fixtures, systems and apparatus for the heating, lighting, plumbing, fire preventing, fire extinguishing, ventilating, air cooling and air conditioning of the said buildings; and all elevators, escalators, storm doors and windows, sump pump, partitions and ducts located on the Leased Premises.

EXHIBIT C

Intentionally Omitted

EXHIBIT D

Permitted Encumbrances


All matters of record to the extent valid and enforceable.

EXHIBIT E

Intentionally Omitted.

EXHIBIT F

Rent Schedule

A.  Basic Rent for Initial Term:
    ---------------------------


        1.      Basic Rent.  The Basic Rent due from November 15, 1995 through
                ----------
December 31, 2001 shall be $1,500,000 per annum, payable in monthly installments of $125,000 each, in advance, on the Basic Rent Payment Dates. Basic Rent for the month in which this Lease is executed shall be prorated for such month and paid to Landlord on the date this Lease is executed.

        2.      CPI Adjustments to Basic Rent.  Basic Rent shall be subject to
                -----------------------------
adjustment, in the manner hereinafter set forth, for changes in the index known as "United States Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (CPI-U)," United States City Average, All Items (1982-84=100) ("CPI") or the successor index that most closely approximates the CPI. If the CPI shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then the matter shall be determined by arbitration in accordance with the rules of the American Arbitration Association then prevailing in New York City, New York. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction.

        3.      Effective Dates of CPI Adjustments. Basic Rent shall not be
                ----------------------------------
adjusted to reflect changes in the CPI until January 1, 2002 (the "Rent Adjustment Date"). As of the Rent Adjustment Date, Basic Rent shall be adjusted to reflect changes in the CPI during the period commencing November 1, 1995 and ending October 31, 2001.

        4.      Method of Adjustment.  (a)  On the Rent Adjustment Date, the
                --------------------
Rent in effect immediately prior to the Rent Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the Ending CPI and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. The product of such multiplication shall be added to the Basic Rent in effect immediately prior to such Rent Adjustment Date; provided, however, that the Basic Rent payable on and after the Rent Adjustment Date shall not be less than $1,689,300 per annum nor more than $1,897,950 per annum.

        (b) As used herein, "Beginning CPI" shall mean the CPI reported for the month of November 1995. As used herein, "Ending CPI" shall mean the CPI reported for the month of October 2001.

        (c) Effective as of the Rent Adjustment Date, Basic Rent payable under this Lease shall be the Basic Rent in effect after the adjustment provided for as of such Rent Adjustment Date.

        (d) Notice of the new annual Basic Rent shall be delivered to Tenant on or before the tenth (10th) day preceding the Rent Adjustment Date.


B.  Basic Rent for Renewal Terms.
    ----------------------------


        1. If Tenant exercises its option to renew the Lease, Basic Rent during such renewal term or terms, as the case may be, will be based on the fair market rental value of the Leased Premises determined as set forth in paragraph B.2 below.

        2. (a) Landlord and Tenant shall endeavor to agree on fair market rental value at least eighteen (18) months prior to the date the then current Term is to expire. If Landlord and Tenant are unable to reach agreement on the fair market rental value of the Leased Premises within such time period, the procedure set forth in paragraph 27 for determining the fair market value of the Leased Premises shall be followed except that the appraisers shall be instructed to determine the fair rental value, and not fair market value, with no "ceiling" or "floor" on the fair rental value.

            (b) In determining fair market rental value, the appraisers shall determine the amount that a willing tenant would pay, and a willing landlord of a comparable property located in a radius of 10 miles of the Leased Premises would accept, at arm's length, to rent a property of comparable size and quality as the Leased Premises during the extended term; taking into account: (a) the age, quality, and condition of the Improvements; (b) that the Leased Premises will be leased as a whole or substantially as a whole to a single user; (C) a lease term of five (5) years; (d) the fact that the lease will be a net lease of the exact type as this Lease; and (e) such other items that professional real estate appraisers customarily consider.

            (c) If, by virtue of any delay, fair market rental value is not determined by the expiration or termination of the then current Term, then until fair market rental value is determined, Tenant shall continue to pay Basic Rent during the succeeding renewal term in the same amount which it was obligated under this Lease to pay prior to the commencement of the renewal term. When fair market rental value is determined, the appropriate Basic Rent shall be calculated retroactive to the commencement of the renewal term and Tenant shall either receive a refund from Landlord (in the case of an overpayment) or shall pay any deficiency to Landlord (in the case of an underpayment).

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